September 2026
Pricing Supplement
Dated September 4, 2026
Registration Statement No. 333-283969
Filed pursuant to Rule 424(b)(2)
(To Prospectus dated February 26, 2025
Underlier Supplement dated February 26, 2025
 and Product Supplement MLN-EI-1 dated February 26, 2025)

STRUCTURED INVESTMENTS
Opportunities in U.S. and International Equities
$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028
Principal at Risk Securities
The Dual Directional Buffered Participation Securities or “Buffered Securities” will pay no interest and provide a minimum payment at maturity of only 15.00% of the stated principal amount. At maturity, if the final index value of the underlying index is greater than the initial index value, investors will receive the stated principal amount of their investment plus the upside performance of the underlying index, subject to the maximum upside payment at maturity. If the final index value is less than or equal to the initial index value, but not by more than the buffer amount of 15.00%, investors will receive at maturity the stated principal amount of their investment plus a positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 15.00% return. However, if the final index value is less than the initial index value by more than the buffer amount, investors will lose 1% for every 1% that the final index value falls below the initial index value in excess of the buffer amount and could lose up to 85.00% of the stated principal amount. Accordingly, the Buffered Securities do not guarantee the full return of principal at maturity and you could lose up to 85.00% of your investment in the Buffered Securities. The Buffered Securities are for investors who seek an index-based return and who are willing to risk their principal and forgo current income and upside above the maximum upside payment at maturity in exchange for the buffer and absolute return features that, in each case, apply to a limited range of performance of the underlying index. The Buffered Securities are senior unsecured debt securities issued by The Toronto-Dominion Bank (“TD” or “we”). The Buffered Securities are notes issued as part of TD’s Senior Debt Securities, Series H.
All payments on the Buffered Securities are subject to the credit risk of TD. If TD were to default on its payment obligations, you may not receive any amounts owed to you under the Buffered Securities and you could lose your entire investment in the Buffered Securities. These Buffered Securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	The Toronto-Dominion Bank (“TD”)
Issue:	Senior Debt Securities, Series H
Underlying index:	Nasdaq-100 Index® (Bloomberg Ticker: “NDX”)
Aggregate principal amount:	$4,214,000
Stated principal amount:	$1,000.00 per Buffered Security
Issue price:	$1,000.00 per Buffered Security (see “Commissions and issue price” below)
Minimum investment:	$1,000.00 (1 Buffered Security)
Coupon:	None
Pricing date:	September 4, 2026
Original issue date:
September 10, 2026 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Buffered Securities in the secondary market on any date prior to one business day before delivery of the Buffered Securities will be required, by virtue of the fact that the Buffered Securities initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Valuation date:	September 5, 2028, subject to postponement in the event of a market disruption event as described in the accompanying product supplement
Maturity date:	September 8, 2028, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity per Buffered Security:
■        If the final index value is greater than the initial index value:
$1,000.00 + upside payment
In no event will the payment at maturity exceed the maximum upside payment at maturity.
■         If the final index value is less than or equal to the initial index value, but not by more than the buffer amount:
$1,000.00 + ($1,000.00 × absolute underlying return)
In this scenario, you will receive a 1% positive return on the Buffered Securities for each 1% negative return on the underlying index. In no event will this amount exceed the stated principal amount plus $150.00.
■        If the final index value is less than the initial index value by more than the buffer amount
$1,000.00 + [$1,000.00 × (underlying return + buffer amount)]
If the final index value is less than the initial index value by more than the buffer amount, you will lose 1% for every 1% that the final index value falls below the initial index value in excess of the buffer amount and could lose up to 85.00% of your investment in the Buffered Securities.

Underlying return:	(final index value − initial index value) / initial index value
Absolute underlying return:	The absolute value of the underlying return. For example, a -5% underlying return will result in a +5% absolute underlying return.
Buffer amount:	15.00%
Maximum upside gain:	25.88%
Maximum upside payment at maturity:	$1,258.80 per Buffered Security (125.88% of the stated principal amount)
Upside payment:	$1,000.00 × underlying return
Initial index value:
29,544.15, which is the index closing value of the underlying index on the pricing date, as determined by the calculation agent and as may be adjusted as described under “General Terms of the Notes — Unavailability of the Level of, or Change in Law Event Affecting, the Reference Asset; Modification to Method of Calculation”, as described in the accompanying product supplement.

Final index value:
The index closing value of the underlying index on the valuation date, as determined by the calculation agent and as may be adjusted as described under “General Terms of the Notes — Unavailability of the Level of, or Change in Law Event Affecting, the Reference Asset; Modification to Method of Calculation”, as described in the accompanying product supplement.

CUSIP/ISIN:	89115NEM2 / US89115NEM20
Listing:	The Buffered Securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	TD
Agent:
TD Securities (USA) LLC (“TDS”), an affiliate of TD. See “Additional Information About the Buffered Securities —Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”

Estimated value on the pricing date:
The estimated value of your Buffered Securities at the time the terms of your Buffered Securities were set on the pricing date was $974.50 per Buffered Security, as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 9 and “Additional Information About the Buffered Securities — Additional information regarding the estimated value of the Buffered Securities” herein. The estimated value is less than the public offering price of the Buffered Securities.

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per Buffered Security:	$1,000.00	$20.00(a) + $5.00(b) $25.00	$975.00
Total:	$4,214,000.00	$105,350.00	$4,108,650.00
(1)
TDS has agreed to purchase the Buffered Securities from TD at the price to public less a fee of $25.00 per Buffered Security. TDS has agreed to resell all of the Buffered Securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $20.00 per $1,000.00 stated principal amount of Buffered Securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of Buffered Securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Additional Information About the Buffered Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.
The Buffered Securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these Buffered Securities or determined that this pricing supplement, the product supplement, the underlier supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Buffered Securities are unsecured and are not savings accounts or insured deposits of a bank. The Buffered Securities are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States. The Buffered Securities will not be listed or displayed on any securities exchange or electronic communications network.
We will deliver the Buffered Securities in book-entry only form through the facilities of The Depository Trust Company on the original issue date against payment in immediately available funds.
Product supplement dated February 26, 2025	Underlier supplement dated February 26, 2025	Prospectus dated February 26, 2025

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities
Additional Information About TD and the Buffered Securities
You should read this pricing supplement together with the prospectus dated February 26, 2025, as supplemented by the product supplement MLN-EI-1 dated February 26, 2025 and the underlier supplement dated February 26, 2025, relating to our Senior Debt Securities, Series H, of which these Buffered Securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement. In the event of any conflict the following hierarchy will govern: first, this pricing supplement; second, the product supplement; third, the underlier supplement; and last, the accompanying prospectus. The Buffered Securities vary from the terms described in the product supplement in several important ways. You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the Buffered Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, “Additional Risk Factors Specific to the Notes” in the product supplement and in “Risk Factors” in the prospectus, as the Buffered Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Buffered Securities. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):
■	Prospectus dated February 26, 2025: http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
■	Underlier Supplement dated February 26, 2025: http://www.sec.gov/Archives/edgar/data/947263/000114036125006121/ef20044458_424b3.htm
■	Product Supplement MLN-EI-1 dated February 26, 2025: http://www.sec.gov/Archives/edgar/data/947263/000114036125006123/ef20044459_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, “TD,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
TD reserves the right to change the terms of, or reject any offer to purchase, the Buffered Securities prior to their issuance. In the event of any changes to the terms of the Buffered Securities, TD will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case TD may reject your offer to purchase.

September 2026	Page 2

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities
Investment Overview
Dual Directional Buffered Participation Securities
Principal at Risk Securities
The Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 can be used:
■
To achieve similar levels of upside exposure to the underlying index as that of a direct investment, subject to the maximum upside payment at maturity; however, by investing in the Buffered Securities, you will not be entitled to receive any dividends paid with respect to the stocks comprising the underlying index (the “index constituent stocks”) or any interest payments, and your return will not exceed the maximum upside payment at maturity. You should carefully consider whether an investment that does not provide for any dividends, interest payments or exposure to the positive performance of the underlying index beyond a value that exceeds the maximum upside gain is appropriate for you.

■	To provide a positive return for a limited range of negative performance of the underlying index.
■	To obtain a buffer against a specified percentage of negative performance of the value of the underlying index.

Maturity:	Approximately 24 months
Buffer amount:	15.00%
Maximum upside payment at maturity:	$1,258.80 per Buffered Security (125.88% of the stated principal amount)
Maximum upside gain:	25.88%
Coupon:	None
Minimum payment at maturity:	$150.00 (15.00% of the stated principal amount).
Listing:	The Buffered Securities will not be listed or displayed on any securities exchange or any electronic communications network.

September 2026	Page 3

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities
Key Investment Rationale
Investors can use the Buffered Securities to obtain upside exposure to the underlying index, up to the maximum upside gain and, through the absolute return feature, to earn a positive return for a limited range of negative performance of the underlying index. If the final index value is greater than the initial index value, investors will receive the stated principal amount of their investment plus the upside performance of the underlying index, subject to the maximum upside payment at maturity. If the final index value is less than or equal to the initial index value, but not by more than the buffer amount of 15.00%, investors will receive the stated principal amount of their investment plus a positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 15.00% return. However, if the final index value is less than the initial index value by more than the buffer amount, investors will lose 1% for every 1% that the final index value falls below the initial index value in excess of the buffer amount. Investors may lose up to 85.00% of their investment in the Buffered Securities. All payments on the Buffered Securities are subject to the credit risk of TD. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the Buffered Securities.
Investors will not be entitled to receive any dividends paid with respect to the index constituent stocks and the Buffered Securities do not pay periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you.
Absolute Return Feature	The Buffered Securities offer investors an opportunity to earn a positive return if the final index value is less than or equal to the initial index value but not by more than the buffer amount.

Upside Scenario
If the final index value is greater than the initial index value, at maturity you will receive the stated principal amount of $1,000.00 plus the upside payment, subject to the maximum upside payment at maturity of $1,258.80 per Buffered Security (125.88% of the stated principal amount).

Absolute Return Scenario
If the final index value is less than or equal to the initial index value, but not by more than the buffer amount, at maturity you will receive a 1% positive return for each 1% negative return of the underlying index. For example, if the final index value is 5% less than the initial index value, the Buffered Securities will provide a total positive return of 5% at maturity. The maximum return you may receive in this scenario is a positive 15.00% return at maturity.

Downside Scenario
If the final index value is less than the initial index value by more than the buffer amount, at maturity you will receive less than the stated principal amount and you will lose 1% for every 1% that the final index value has fallen below the initial index value in excess of the buffer amount. For example, if the underlying return is -45%, each Buffered Security will redeem for $700.00, or 70% of the stated principal amount. The minimum payment at maturity on the Buffered Securities is 15.00% of the stated principal amount and you could lose up to 85.00% of your investment in the Buffered Securities.

September 2026	Page 4

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities
Investor Suitability
The Buffered Securities may be suitable for you if:
■	You fully understand and are willing to accept the risks of an investment in the Buffered Securities, including the risk that you may lose up to 85.00% of your investment in the Buffered Securities
■
You can tolerate a loss of some and up to 85.00% of your investment and are willing to make an investment that, if the final index value is less than the initial index value by more than the buffer amount, has similar downside market risk as that of a direct investment in the underlying index or the index constituent stocks

■
You believe that the final index value will be greater than the initial index value and you understand and accept that any upside return that you earn on the Buffered Securities will not exceed the maximum upside gain

■
You believe that the final index value will be less than the initial index value by not more than the buffer amount and you accept that any decrease in the final index value from the initial index value by more than the buffer amount will result in a loss, rather than a positive return, on your investment

■	You can tolerate fluctuations in the market prices of the Buffered Securities prior to maturity that may be similar to or exceed the fluctuations in the value of the underlying index
■	You do not seek current income from your investment and are willing to forgo any dividends paid on the index constituent stocks
■	You are willing and able to hold the Buffered Securities to maturity, a term of approximately 24 months, and accept that there may be little or no secondary market for the Buffered Securities
■	You understand and are willing to accept the risks associated with the underlying index
■
You are willing to assume the credit risk of TD for all payments under the Buffered Securities, and you understand that if TD defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The Buffered Securities may not be suitable for you if:
■
You do not fully understand or are unwilling to accept the risks of an investment in the Buffered Securities, including the risk that you may lose up to 85.00% of your investment in the Buffered Securities

■	You require an investment that provides for full protection against loss of principal
■
You are not willing to make an investment that, if the final index value is less than the initial index value by more than the buffer amount, has similar downside market risk as that of a direct investment in the underlying index or the index constituent stocks

■	You believe that the final index value will be equal to the initial index value or less than the initial index value by more than the buffer amount
■
You seek an investment that has an unlimited return potential, or you do not understand or cannot accept that your potential upside return on the Buffered Securities is limited to the maximum upside gain or that your potential positive return from the absolute return feature is limited by the buffer amount

■	You cannot tolerate fluctuations in the market price of the Buffered Securities prior to maturity that may be similar to or exceed the fluctuations in the value of the underlying index
■	You seek current income from your investment or prefer to receive the dividends paid on the index constituent stocks
■	You are unable or unwilling to hold the Buffered Securities to maturity, a term of approximately 24 months, or seek an investment for which there will be an active secondary market
■	You do not understand or are not willing to accept the risks associated with the underlying index
■	You are not willing to assume the credit risk of TD for all payments under the Buffered Securities, including any repayment of principal

September 2026	Page 5

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities
How the Dual Directional Buffered Participation Securities Work
Hypothetical Examples
The below examples are based on the following terms and are purely hypothetical (the actual terms of your Buffered Securities are specified on the cover hereof):
Investors will not be entitled to receive any dividends paid with respect to the index constituent stocks or any periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you. All payments on the Buffered Securities are subject to our credit risk.

Stated principal amount:	$1,000.00 per Buffered Security
Buffer amount:	15.00%
Hypothetical initial index value:	100.00
Maximum upside payment at maturity:	$1,258.80 per Buffered Security
Maximum upside gain:	25.88%
Minimum payment at maturity:	$150.00 (15.00% of the stated principal amount)
EXAMPLE 1: The value of the underlying index increases over the term of the Buffered Securities and the payment at maturity is less than the maximum upside payment at maturity.
Final index value	103.00
Underlying return	(103.00 – 100.00) / 100.00 = 3.00%
Payment at maturity	= $1,000.00 + upside payment, subject to the maximum upside payment at maturity
= $1,000.00 + ($1,000.00 × underlying return), subject to the maximum upside payment at maturity
= $1,000.00 + ($1,000.00 × 3.00%), subject to the maximum upside payment at maturity
= $1,030.00
In Example 1, the final index value is greater than the initial index value and the underlying return is 3.00%. Accordingly, investors receive the stated principal amount at maturity plus a return equal to the underlying return, resulting in a payment at maturity of $1,030.00 per Buffered Security (a total return of 3.00%).
EXAMPLE 2: The value of the underlying index increases over the term of the Buffered Securities such that the payment at maturity is equal to the maximum upside payment at maturity.
Final index value	150.00
Underlying return	(150.00 – 100.00) / 100.00 = 50.00%
Payment at maturity	= $1,000.00 + upside payment, subject to the maximum upside payment at maturity
= $1,000.00 + ($1,000.00 × underlying return), subject to the maximum upside payment at maturity
= maximum upside payment at maturity of $1,258.80 per Buffered Security
In Example 2, the final index value is greater than the initial index value and the underlying return is 50.00%. Under the terms of the Buffered Securities, investors will realize the maximum upside payment at maturity if the underlying return is 25.88% or higher. Therefore, in this example, investors receive the maximum upside payment at maturity of $1,258.80 per stated principal amount, even though the underlying index has appreciated by an amount significantly greater than the return represented by the maximum upside payment at maturity.

September 2026	Page 6

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities
EXAMPLE 3: The final index value is less than the initial index value, but not by more than the buffer amount.
Final index value	95.00
Underlying return	(95.00 – 100.00) / 100.00 = -5.00%
Payment at maturity	= $1,000.00 + ($1,000.00 × absolute underlying return)
= $1,000.00 + ($1,000.00 × |-5.00%|)
= $1,050.00
In Example 3, the final index value is less than the initial index value and the underlying return is -5.00%. Accordingly, investors receive the stated principal amount at maturity plus a positive return equal to the absolute value of the percentage decline, resulting in a payment at maturity of $1,050.00 per Buffered Security (a total return of 5.00%).
EXAMPLE 4: The final index value is less than the initial index value by more than the buffer amount.
Final index value	40.00
Underlying return	(40.00 – 100.00) / 100.00 = -60.00%
Payment at maturity	= $1,000.00 + [$1,000.00 × (underlying return + buffer amount)]
= $1,000.00 + [$1,000.00 × (-60.00% + 15.00%)]
= $1,000.00 - $450.00
= $550.00
In Example 4, the final index value is less than the initial index value and the underlying return is -60.00%. Because the final index value is less than the initial index value by more than the buffer amount, investors receive a payment at maturity of $550.00 per Buffered Security (a return on investment of -45.00%).
If the final index value is less than the initial index value by more than the buffer amount, you will lose 1% for every 1% that the final index value falls below the initial index value in excess of the buffer amount and could lose up to 85.00% of your investment in the Buffered Securities.

September 2026	Page 7

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities
Risk Factors
The following is a non-exhaustive list of certain key risk factors for investors in the Buffered Securities. For further discussion of these and other risks, you should read the section entitled “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Buffered Securities.
Risks Relating to Return Characteristics
■
You may lose up to 85.00% of your investment in the Buffered Securities. The Buffered Securities differ from ordinary debt securities in that TD will not necessarily repay the stated principal amount of the Buffered Securities at maturity. If the final index value is less than the initial index value by more than the buffer amount, you will lose 1% of your principal for every 1% that the final index value falls below the initial index value in excess of the buffer amount. You may lose up to 85.00% of your investment in the Buffered Securities.

■
The stated payout from the issuer applies only at maturity. You should be willing to hold your Buffered Securities to maturity. The stated payout, including the potential to benefit from the upside payment or absolute return features, is available only if you hold your Buffered Securities to maturity. If you are able to sell your Buffered Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment in the Buffered Securities even if the then-current value of the underlying index is less than the initial index value but not by more than the buffer amount.

■
The potential positive return on the Buffered Securities from any negative performance of the underlying index is limited by the buffer amount and the return on the Buffered Securities may change significantly despite only a small difference in the degree of change of the final index value relative to the initial index value. If the final index value is less than or equal to the initial index value but not by more than the buffer amount, you will receive at maturity $1,000 plus a return equal to the absolute underlying return, which will reflect a 1% positive return for each 1% negative return on the underlying index. However, due to the buffer amount, your return from the absolute return feature is effectively limited to 15.00% and the return on the Buffered Securities may change significantly despite only a small difference in the degree of change of the final index value relative to the initial index value. While a decline from the initial index value to the final index value by a percentage that is less than or equal to buffer amount will result in a positive return equal to the absolute underlying return, a decline by more than the buffer amount would instead result in a loss of 1% of your principal for every 1% that the final index value falls below the initial index value in excess of the buffer amount. The return on the Buffered Securities in these two scenarios is significantly different despite only a small relative difference in the underlying return.

■
Your potential return on the Buffered Securities is limited to the maximum upside gain. The return potential of the Buffered Securities is limited to the maximum upside gain. Therefore, you will not benefit from any positive underlying return in excess of an amount that exceeds the maximum upside gain. Your return on the Buffered Securities may be less than that of a hypothetical direct investment in the underlying index or the index constituent stocks.

■	You will not receive any interest payments. TD will not pay any interest with respect to the Buffered Securities.
■
The amount payable on the Buffered Securities is not linked to the value of the underlying index at any time other than the valuation date. The final index value will be based on the index closing value on the valuation date, subject to postponement for non-trading days and certain market disruption events. If the value of the underlying index falls on the valuation date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the value of the underlying index at any time prior to such drop. Although the index closing value on the maturity date or at other times during the term of the Buffered Securities may be more favorable to you than the index closing value on the valuation date, the payment at maturity will be based solely on the index closing value on the valuation date.

■
Owning the Buffered Securities is not the same as owning the index constituent stocks. The return on your Buffered Securities may not reflect the return you would realize if you actually owned the index constituent stocks. For instance, you will not benefit from any positive underlying return that exceeds the maximum upside gain. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions paid on the index constituent stocks, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Buffered Securities. In addition, as an owner of the Buffered Securities, you will not have voting rights or any other rights that a holder of the index constituent stocks may have.

■
The absolute return feature is not the same as taking a short position directly in the underlying index or any index constituent stocks. The return on your Buffered Securities will not reflect the return you may realize if you actually took a short position directly in the underlying index or any index constituent stocks. Unlike a direct short position in the underlying index or the index constituent stocks, which would entitle you to fully benefit from

September 2026	Page 8

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities
any depreciation of the underlying index or such index constituent stocks, you will not benefit from any depreciation of the underlying index beyond an underlying return of -15.00%. To the contrary, an underlying return of less than -15.00% will result in a loss of 1% of your principal for every 1% that the final index value falls below the initial index value in excess of the buffer amount, and you could lose up to 85.00% of your investment in the Buffered Securities, as described above.
Risks Relating to Characteristics of the Underlying Index
■
An investment in the Buffered Securities involves market risk associated with the underlying index. The return on the Buffered Securities, which may be negative, is linked to the performance of the underlying index and indirectly linked to the value of the index constituent stocks. The value of the underlying index can rise or fall sharply due to factors specific to the underlying index or its index constituent stocks and their issuers (the “index constituent stock issuers”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and values, interest rates and economic, political and other conditions. You, as an investor in the Buffered Securities, should make your own investigation into the underlying index and the index constituent stocks.

■
There can be no assurance that the investment view implicit in the Buffered Securities will be successful. It is impossible to predict whether and the extent to which the value of the underlying index will rise or fall and there can be no assurance that the final index value will not be less than the initial index value by more than the buffer amount. The final index value (and therefore the underlying return) will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and each index constituent stock in particular, and the risk of losing some and up to 85.00% of your investment in the Buffered Securities.

■
The underlying index reflects price return, not total return. The return on the Buffered Securities is based on the performance of the underlying index, which reflects the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the index constituent stocks. The return on the Buffered Securities will not include such a total return feature or dividend component.

■
Changes affecting the underlying index could have an adverse effect on the market value of, and any amount payable on, the Buffered Securities. The policies of the index sponsor as specified under “Information About the Underlying Index” (the “index sponsor”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the value of the underlying index. The policies of the index sponsor with respect to the calculation of the underlying index could also adversely affect the value of the underlying index. The index sponsor may discontinue or suspend calculation or dissemination of the underlying index. Any such actions could have an adverse effect on the market value of, and any amount payable on, the Buffered Securities.

■
There is no affiliation between the index sponsor and TD, and TD is not responsible for any disclosure by such index sponsor. We or our affiliates may currently, or from time to time engage in business with the index sponsor. However, we and our affiliates are not affiliated with the index sponsor and have no ability to control or predict its actions. You, as an investor in the Buffered Securities, should conduct your own independent investigation of the index sponsor and the underlying index. The index sponsor is not involved in the Buffered Securities offered hereby in any way and has no obligation of any sort with respect to your Buffered Securities. The index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your Buffered Securities.

Risks Relating to Estimated Value and Liquidity
■
The estimated value of your Buffered Securities is less than the public offering price of your Buffered Securities. The estimated value of your Buffered Securities is less than the public offering price of your Buffered Securities. The difference between the public offering price of your Buffered Securities and the estimated value of the Buffered Securities reflects costs and expected profits associated with selling and structuring the Buffered Securities, as well as hedging our obligations under the Buffered Securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.

■
The estimated value of your Buffered Securities is based on our internal funding rate. The estimated value of your Buffered Securities is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the Buffered Securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our

September 2026	Page 9

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities
conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the Buffered Securities as well as the higher issuance, operational and ongoing liability management costs of the Buffered Securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the Buffered Securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the Buffered Securities is expected to increase the estimated value of the Buffered Securities at any time.
■
The estimated value of the Buffered Securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your Buffered Securities is based on our internal pricing models when the terms of the Buffered Securities are set, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Buffered Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of Buffered Securities in the secondary market. As a result, the secondary market price of your Buffered Securities may be materially less than the estimated value of the Buffered Securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

■
The estimated value of your Buffered Securities is not a prediction of the prices at which you may sell your Buffered Securities in the secondary market, if any, and such secondary market prices, if any, will likely be less than the public offering price of your Buffered Securities and may be less than the estimated value of your Buffered Securities. The estimated value of the Buffered Securities is not a prediction of the prices at which the agent, other affiliates of ours or third parties may be willing to purchase the Buffered Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Buffered Securities in the secondary market at any time, if any, will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than the estimated value of the Buffered Securities. Further, as secondary market prices of your Buffered Securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs and expected profits associated with selling and structuring the Buffered Securities, as well as hedging our obligations under the Buffered Securities, secondary market prices of your Buffered Securities will likely be less than the public offering price of your Buffered Securities. As a result, the price at which the agent, other affiliates of ours or third parties may be willing to purchase the Buffered Securities from you in secondary market transactions, if any, will likely be less than the price you paid for your Buffered Securities, and any sale prior to the maturity date could result in a substantial loss to you.

■
The temporary price at which the agent may initially buy the Buffered Securities in the secondary market may not be indicative of future prices of your Buffered Securities. Assuming that all relevant factors remain constant after the pricing date, the price at which the agent may initially buy or sell the Buffered Securities in the secondary market (if the agent makes a market in the Buffered Securities, which it is not obligated to do) may exceed the estimated value of the Buffered Securities on the pricing date, as well as the secondary market value of the Buffered Securities, for a temporary period after the original issue date of the Buffered Securities, as discussed further under “Additional Information About the Buffered Securities — Additional information regarding the estimated value of the Buffered Securities”. The price at which the agent may initially buy or sell the Buffered Securities in the secondary market may not be indicative of future prices of your Buffered Securities.

■
The underwriting discount, offering expenses and certain hedging costs are likely to adversely affect secondary market prices. Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the Buffered Securities will likely be less than the public offering price. The public offering price includes, and any price quoted to you is likely to exclude, any underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the Buffered Securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction.

■
There may not be an active trading market for the Buffered Securities — sales in the secondary market may result in significant losses. There may be little or no secondary market for the Buffered Securities. The Buffered Securities will not be listed or displayed on any securities exchange or electronic communications network. The agent or another one of our affiliates may make a market for the Buffered Securities; however, it is not required to do so and may stop any market-making activities at any time. Even if a secondary market for the

September 2026	Page 10

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities
Buffered Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your Buffered Securities in any secondary market could be substantial. If you sell your Buffered Securities before the maturity date, you may have to do so at a substantial discount from the public offering price irrespective of the price of the underlying index, and as a result, you may suffer substantial losses.
■
If the value of the underlying index changes, the market value of your Buffered Securities may not change in the same manner. Your Buffered Securities may trade quite differently from the performance of the underlying index. Changes in the value of the underlying index may not result in a comparable change in the market value of your Buffered Securities. Even if the closing value of the underlying index increases to greater than the initial index value during the term of the Buffered Securities, the market value of your Buffered Securities may not increase by the same amount and could decline.

Risks Relating to General Credit Characteristics
■
Investors are subject to TD’s credit risk, and TD’s credit ratings and credit spreads may adversely affect the market value of the Buffered Securities. Although the return on the Buffered Securities will be based on the performance of the underlying index, the payment of any amount due on the Buffered Securities is subject to TD’s credit risk. The Buffered Securities are TD’s senior unsecured debt obligations. Investors are dependent on TD’s ability to pay all amounts due on the Buffered Securities and, therefore, investors are subject to the credit risk of TD and to changes in the market’s view of TD’s creditworthiness. Any decrease in TD’s credit ratings or increase in the credit spreads charged by the market for taking TD’s credit risk is likely to adversely affect the market value of the Buffered Securities. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the Buffered Securities.

Risks Relating to Hedging Activities and Conflicts of Interest
■
There are potential conflicts of interest between you and the calculation agent. The calculation agent will, among other things, determine the amount payable on the Buffered Securities. We will serve as the calculation agent and may appoint a different calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions and may have a conflict of interest if it needs to make certain decisions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying index has occurred, and make certain adjustments if certain events occur, which may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the calculation agent may affect the return on the Buffered Securities, the calculation agent may have a conflict of interest if it needs to make a determination of this kind. For additional information on the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent” in the product supplement.

■
The valuation date, and therefore the maturity date, are subject to market disruption events and postponements. The valuation date, and therefore the maturity date, are subject to postponement as described in the product supplement due to the occurrence of one or more market disruption events. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Market Disruption Events” in the product supplement.

■
Trading and business activities by TD or its affiliates may adversely affect the market value of, and return on, the Buffered Securities. We, the agent and/or our other affiliates may hedge our obligations under the Buffered Securities by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the value of the underlying index or one or more index constituent stocks, and we may adjust these hedges by, among other things, purchasing or selling at any time any of the foregoing assets. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Buffered Securities declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the underlying index or one or more index constituent stocks.

These trading activities may present a conflict between the holders’ interest in the Buffered Securities and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the Buffered Securities.

September 2026	Page 11

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities
We, the agent and/or our other affiliates may, at present or in the future, engage in business with one or more underlying index Constituent Issuers, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our, the agent’s and/or our other affiliates’ obligations, and your interests as a holder of the Buffered Securities. Moreover, we, the agent and/or our other affiliates may have published, and in the future expect to publish, research reports with respect to the underlying index or one or more index constituent stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Buffered Securities. Any of these activities by us and/or our other affiliates may affect the value of the underlying index and, therefore, the market value of, and return on, the Buffered Securities.
Risks Relating to Canadian and U.S. Federal Income Taxation
■
Significant aspects of the tax treatment of the Buffered Securities are uncertain. The U.S. tax treatment of the Buffered Securities is uncertain. Please read carefully the section entitled “Material U.S. federal income tax consequences” herein and in the product supplement. You should consult your tax advisor as to the tax consequences of your investment in the Buffered Securities.

For a discussion of the Canadian federal income tax consequences of investing in the Buffered Securities, please see the discussion herein under “Additional Information About the Buffered Securities — Canadian taxation”. If you are not a Non-resident Holder (as that term is defined herein under “Additional Information About the Buffered Securities — Canadian taxation”) for Canadian federal income tax purposes or if you acquire the Buffered Securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the Buffered Securities and receiving the payments that might be due under the Buffered Securities. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in sections 12.7 and 18.4 of the Canadian Tax Act (as defined herein under “Additional Information About the Buffered Securities — Canadian taxation”), as such rules may be amended from time to time.

September 2026	Page 12

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities
Information About the Underlying Index
All disclosures contained in this document regarding the underlying index are derived from publicly available information. TD has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index. You should make your own investigation into the underlying index.
Nasdaq-100 Index®
We have derived all information regarding the Nasdaq-100 Index® (“NDX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nasdaq, Inc. and its affiliates (collectively, “Nasdaq”) (its “Index Sponsor” or “Nasdaq”).
NDX is published by Nasdaq, but Nasdaq has no obligation to continue to publish NDX, and may discontinue publication of NDX at any time. NDX is determined, comprised and calculated by Nasdaq without regard to this instrument.
As discussed more fully in the underlier supplement under the heading “Indices – Nasdaq-100 Index®”, NDX includes 100 of the largest domestic and international non-financial securities listed on the Nasdaq Stock Market® based on market capitalization. NDX includes companies across major industry groups including computer hardware and software, telecommunications, retail and wholesale trade, and biotechnology, but does not contain securities of financial companies, including investment companies.
NDX is calculated under a modified capitalization-weighted methodology. The methodology is expected to retain in general the economic attributes of capitalization-weighting while providing enhanced diversification. To accomplish this, Nasdaq will review the composition of NDX on a quarterly basis and adjust the weightings of components using a proprietary algorithm, if certain pre-established weight distribution requirements are not met.
Historical Information
The index closing value of the underlying index on September 4, 2026 was 29,544.15. The graph below sets forth the index closing values of the underlying index for each day from January 1, 2021 through September 4, 2026. We obtained the information in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification. TD has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the underlying index at any time, including the valuation date.
Nasdaq-100 Index® – Daily Index Closing Values January 1, 2021 to September 4, 2026

September 2026	Page 13

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities
This document relates only to the Buffered Securities offered hereby and does not relate to the underlying index or other securities linked to the underlying index. We have derived all disclosures contained in this document regarding the underlying index from the publicly available documents described in the preceding paragraphs. In connection with the offering of the Buffered Securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying index.
Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying index.

September 2026	Page 14

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities
Additional Information About the Buffered Securities
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Provisions:
Trustee:	The Bank of New York
Calculation agent:	TD
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City.
Canadian bail-in:	The Buffered Securities are not bail-inable debt securities (as defined in the prospectus) under the Canada Deposit Insurance Corporation Act.
Change in law event:	Not applicable, notwithstanding anything to the contrary in the product supplement
Terms incorporated:
All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying index	reference asset
	index constituent stocks	reference asset constituents
	stated principal amount	principal amount
	original issue date	issue date
	valuation date	final valuation date
	index closing value	closing level
	initial index value	initial level
	final index value	final level
	buffer amount	buffer percentage
	underlying return	percentage change
Additional information regarding the estimated value of the Buffered Securities:
The final terms for the Buffered Securities were determined on the pricing date, based on prevailing market conditions, and are specified elsewhere in this pricing supplement.
The economic terms of the Buffered Securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Buffered Securities, estimated costs which we may incur in connection with the Buffered Securities and the estimated cost which we may incur in hedging our obligations under the Buffered Securities. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Buffered Securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have had an adverse effect on the economic terms of the Buffered Securities.
On the cover page of this pricing supplement, we have provided the estimated value for the Buffered Securities. The estimated value was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the Buffered Securities and our internal funding rate. For more information about the estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Buffered Securities rather than the levels at which our benchmark debt securities trade in the secondary

September 2026	Page 15

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities

market is expected, assuming all other economic terms are held constant, to increase the estimated value of the Buffered Securities. For more information see the discussion under “Risk Factors — Risks Relating to Estimated Value and Liquidity — The estimated value of your Buffered Securities is based on our internal funding rate”.
Our estimated value of the Buffered Securities is not a prediction of the price at which the Buffered Securities may trade in the secondary market, nor will it be the price at which the agent may buy or sell the Buffered Securities in the secondary market. Subject to normal market and funding conditions, the agent or another affiliate of ours intends to offer to purchase the Buffered Securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the agent may initially buy or sell the Buffered Securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 6 weeks after the original issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Buffered Securities and other costs in connection with the Buffered Securities which we will no longer expect to incur over the term of the Buffered Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Buffered Securities and any agreement we may have with the distributors of the Buffered Securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the Buffered Securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material U.S. federal income tax consequences:
The U.S. federal income tax consequences of your investment in the Buffered Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Buffered Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Buffered Securities, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the Buffered Securities, TD and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Buffered Securities as prepaid derivative contracts with respect to the underlying index. If your Buffered Securities are so treated, you should generally recognize long-term capital gain or loss if you hold your Buffered Securities for more than one year (and, otherwise, short-term capital gain or loss) upon the taxable disposition (including cash settlement) of your Buffered Securities, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Buffered Securities. The deductibility of capital losses is subject to limitations.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your Buffered Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Buffered Securities, it is possible that your Buffered Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Buffered Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement. There may be also a risk that the IRS could assert that the Buffered

September 2026	Page 16

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities

Securities should not give rise to long-term capital gain or loss because the Buffered Securities offer, at least in part, short exposure to the underlying index.
Except to the extent otherwise required by law, TD intends to treat your Buffered Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.
Section 1297. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a Buffered Security. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Buffered Securities. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the Buffered Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Buffered Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the Buffered Securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Buffered Securities.
Non-U.S. Holders. Subject to Section 897 of the Code and Section 871(m) of the Code, and “FATCA”, each as discussed below, if the Buffered Securities are offered to non-U.S. holders, you should generally not be subject to U.S. withholding tax with respect to payments on your Buffered Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Buffered Securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Buffered Security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Buffered Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity

September 2026	Page 17

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities

and/or the Buffered Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Buffered Security upon a taxable disposition of the Buffered Securities to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent stock issuer as a USRPHC and/or the Buffered Securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on the nature of the underlying index and our determination that the Buffered Securities are not “delta-one” with respect to the underlying index or any index constituent stocks, our special U.S. tax counsel is of the opinion that the Buffered Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Buffered Securities are set. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after the date the terms are set, it is possible that your Buffered Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying index, any index constituent stocks or your Buffered Securities, and following such occurrence your Buffered Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Buffered Securities under these rules if you enter, or have entered, into other transactions in respect of the underlying index, any index constituent stocks or the Buffered Securities. If you enter, or have entered, into other transactions in respect of the underlying index, any index constituent stocks or the Buffered Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Buffered Securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Buffered Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Buffered Securities.
FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments

September 2026	Page 18

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities

are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Buffered Securities through a foreign entity) under the FATCA rules.
Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the Buffered Securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.
U.S. Federal Estate Tax Treatment of Non-U.S. Holders. A Buffered Security may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the Buffered Securities at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Buffered Securities at death.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of the Buffered Securities purchased after the bill was enacted to accrue interest income over the term of the Buffered Securities despite the fact that there will be no interest payments over the term of the Buffered Securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Buffered Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Buffered Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Buffered Securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Buffered Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of TD and those of the issuers of the index constituent stocks).

Canadian taxation:
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations promulgated thereunder (collectively, the “Canadian Tax Act”) generally applicable to a holder who is an individual and who acquires beneficial ownership of a Buffered Security upon the initial issuance of the Buffered Security by TD pursuant to this offering document or common shares of TD or any of its affiliates on a conversion of a Buffered Security on a bail-in conversion (if applicable), and who, for purposes of the Canadian Tax Act and any applicable income tax treaty, at all relevant times, is not resident and is not deemed to be resident in Canada, and who, for purposes of the Canadian Tax Act, at all relevant times, (i) deals at arm’s length with, and is not affiliated with, TD, any affiliate of TD, and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the Buffered Security, (ii) is entitled to receive all payments (including any interest, principal and dividends, if applicable) made on the Buffered Security as beneficial owner, (iii) is not, and deals at arm’s length with each person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of TD and each affiliate of TD, (iv) is not an entity in respect of which TD or any affiliate of TD is a “specified entity” (as defined in subsection 18.4(1) of the Canadian Tax Act); (v) holds the Buffered Security or common shares of TD or any of its affiliates as capital property, (vi) does not use or hold and is not deemed to use or hold the Buffered Security or common shares of TD or any of its affiliates in or in the course of carrying on a business in Canada or as part of an adventure or concern in the nature of trade and

September 2026	Page 19

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities

(vii) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).
This summary assumes that no amount paid or payable to a Non-resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Canadian Tax Act. This summary further assumes that no Buffered Securities or property acquired on settlement of a Buffered Securities will be “taxable Canadian property” to a Non-resident Holder for purposes of the Canadian Tax Act at the time of its disposition or deemed disposition.
This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and the current administrative policies of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in the Buffered Securities and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.
The following is only a general summary of certain Canadian federal non-resident withholding and other tax provisions which may affect a Non-resident Holder of the Buffered Securities described in this offering document. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in Buffered Securities should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of Buffered Securities and any common shares of TD or any of its affiliates acquired on a bail-in conversion having regard to their own particular circumstances.
For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the single day exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).
The Buffered Securities
Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited, or deemed to be paid or credited, on a Buffered Security to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any part of such interest is “participating debt interest”. “Participating debt interest” is defined in the Canadian Tax Act generally as interest (other than on a “prescribed obligation” described below) all or any portion of which is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” for this purpose is an “indexed debt obligation”, as defined in the Canadian Tax Act, in respect of which no amount payable is: (a) contingent or dependent upon the use of, or production from, property in Canada, or (b) computed by reference to: (i) revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or (ii) dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money.

In the event that a Buffered Security is redeemed, cancelled, purchased or repurchased by TD or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to TD or another person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may, in certain circumstances be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the Buffered Security to that time, be subject

September 2026	Page 20

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities

to Canadian non-resident withholding tax if all or any part of such interest or deemed interest is participating debt interest; unless, in certain circumstances, the Buffered Security is not an indexed debt obligation (described above) and was issued for an amount not less than 97% of its principal amount (as defined in the Canadian Tax Act), and the yield from the Buffered Security, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the Buffered Security was issued, does not exceed 4/3 of the interest stipulated to be payable on the Buffered Security, expressed in terms of an annual rate on the outstanding principal amount from time to time.
If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.
Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of Buffered Securities by the Non-resident Holder.
Common Shares Acquired on a Bail-in Conversion
Dividends (including amounts on account or in lieu of payment of, or in satisfaction of, dividends) paid or credited or deemed to be paid or credited to a Non-resident Holder on any common shares of TD or common shares of an affiliate of TD that is a Canadian resident corporation will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under the terms of an applicable income tax treaty.
A Non-resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any common shares of TD or common shares of an affiliate of TD unless such shares constitute “taxable Canadian property” to the Non-resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty. Non-resident Holders should consult their own tax advisors with respect to their particular circumstances.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):
We have appointed TDS, an affiliate of TD, as the agent for the sale of the Buffered Securities. Pursuant to the terms of a distribution agreement, TDS has agreed to purchase the Buffered Securities from TD at the price to public less a fee of $25.00 per Buffered Security. TDS has agreed to resell all of the Buffered Securities to Morgan Stanley Wealth Management with an underwriting discount of $25.00 reflecting a fixed sales commission of $20.00 and fixed structuring fee of $5.00 per $1,000.00 stated principal amount of Buffered Securities that Morgan Stanley Wealth Management sells. TD or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which TD and an affiliate of Morgan Stanley Wealth Management have an ownership interest, for providing certain electronic platform services with respect to this offering.

Conflicts of Interest — TDS is an affiliate of TD and, as such, has a ‘‘conflict of interest’’ in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. If any other affiliate of TD participates in this offering, that affiliate will also have a “conflict of interest” within the meaning of FINRA Rule 5121. In addition, TD will receive the net proceeds from the initial public offering of the Buffered Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. This offering of the Buffered Securities will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, neither TDS nor any other affiliate of ours is permitted to sell the Buffered Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
We, TDS, another of our affiliates or third parties may use this pricing supplement in the initial sale of the Buffered Securities. In addition, we, TDS, another of our affiliates or third parties may use this pricing supplement in a market-making transaction in the Buffered Securities after their initial sale. If a purchaser buys the Buffered Securities from us, TDS, another of our affiliates or third parties, this pricing supplement is being used in a market-making transaction unless we, TDS, another of our affiliates or third parties informs such purchaser otherwise in the confirmation of sale.

September 2026	Page 21

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities
Prohibition of sales in Canada and to Canadian residents:	The Buffered Securities may not be offered, sold or otherwise made available directly or indirectly in Canada or to any resident of Canada.
Prohibition on sales to EEA retail investors:
The Buffered Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”), for offering or selling the Buffered Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Buffered Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition on sales to United Kingdom retail investors:
The Buffered Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Buffered Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Buffered Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Validity of the Buffered Securities:
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special products counsel to TD, when the Buffered Securities offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Buffered Securities will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Buffered Securities, authentication of the Buffered Securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP filed as Exhibit 5.3 to the registration statement on Form F-3 filed by TD on December 20, 2024.

September 2026	Page 22

$4,214,000 Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due September 8, 2028 Principal at Risk Securities

In the opinion of McCarthy Tétrault LLP, the issue and sale of the Buffered Securities has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the Buffered Securities, the Buffered Securities will have been validly executed and issued and, to the extent validity of the Buffered Securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the senior indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the trustee, enforceable against the trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated December 20, 2024, which has been filed as Exhibit 5.2 to the registration statement on Form F-3 filed by TD on December 20, 2024.

September 2026	Page 23